Exhibit 10.1

FIRST AMENDMENT TO THE

DIVERSIFIED RESTAURANT HOLDINGS, INC.

STOCK OPTION AGREEMENT OF 2007

THIS AMENDMENT is hereby adopted by and between Diversified Restaurant Holdings, Inc. (the “Company”) and the individual named below, effective as of June 6, 2013.

WHEREAS, the Company entered into a Nonqualified Stock Option Agreement (the “Agreement”) with the individual named below (the “Optionee”) on July 30, 2007;

WHEREAS, the parties desire to amend the Agreement to allow the Optionee to exercise his stock options by means of a cashless exercise;

NOW THEREFORE, the Agreement is hereby amended as follows:

1.     Subparagraph b. of Section 3 of the Agreement is amended to read as follows:

b.	Payment of the option price of the Shares shall be made in cash at the time an Option is exercised or pursuant to subparagraph d. below.

2.     A new paragraph is added to the end of Section 3 of the Agreement as follows:

d.

Optionee may elect to exercise the Option by means of a “cashless exercise” in which the Optionee shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [((A) – (B)) × (X)] by (A), where:

(A) =	the Market Price on the Trading Day immediately preceding the date of such election;
(B) =	the Exercise Price of the Option, as adjusted; and
(X) =	the number of Shares issuable upon exercise of the Option in accordance with the terms of the Option by means of a cash exercise rather than a cashless exercise.

3.     Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is adopted by the Board of Directors and the individual named below, effective as of the date first above written.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

By:
Its:

[CORPORATE SEAL]

OPTIONEE

Name: